Exhibit 99.1

EAGLE ROCK EMPLOYEE Q & A

References to “Company” mean Eagle Rock Energy G&P, LLC, which is the general partner of Eagle Rock Energy GP, L.P., which is the general partner of Eagle Rock Energy Partners, L.P. (either by itself or collectively with its subsidiaries, as appropriate, “Eagle Rock” or the “Partnership”).  References to “Board” mean the board of directors of the Company.  References to “Executive Leadership Team” mean the Chief Executive Officer and the Senior Vice Presidents of the Company.

GENERAL INFORMATION

Why is the Partnership entering into a transaction involving the sale of the Midstream Business and what does that mean for me?

As you know, the Board has authorized, and the Partnership recently announced its intention to enter into the execution of a Contribution Agreement involving a sale of Eagle Rock’s Midstream Business to Regency Energy Partners LP (“Regency”). This transaction resulted from an in-depth process by the Board and the Executive Leadership Team to evaluate and prioritize all actionable strategic alternatives. After very careful consideration during the evaluation process, the Board concluded that a sale of the Midstream Business to Regency was in the best interests of Eagle Rock.

The Board and the Executive Leadership Team are keenly aware of the increased anxiety that can result for employees (and their families) in light of the many uncertainties a sale of a major business segment can cause.  It is for this reason that the Company has put in place the Change of Control Protection and Severance Program.  See the chart below in response to the question as to how the Change of Control Protection and Severance Program protects you if you are an affected employee.

It is the hope and desire of the Board and the Executive Leadership Team that the Change of Control Protection and Severance Program will put your mind at ease and enable you to continue to bring the same level of focus to operations and safety excellence as you have done prior to the announcement of a sale transaction.

When will the Change of Control take place?

Subject to SEC and unit holder approval, among other things, we estimate that closing will be complete by the second quarter of 2014.

When and how will I know if I will continue to be employed at the new company?

During the next few months of transition, Regency and Eagle Rock management will be working closely together to determine the future employment status of each Midstream employee post-Change of Control of the Midstream Business. Eagle Rock management will do its best to ensure that each employee will continue to be employed by Regency following the Change of Control, but certain employees may be terminated at or following closing once Eagle Rock’s Midstream Business is acquired by Regency.

All current employees will be notified of their employment status with the Company and Regency before the Change of Control transaction closes.  Customized employment letters or termination letters with benefit information will be presented to each employee prior to the closing.

Employees who receive continued employment with Regency will begin their new employment effective on the date after closing.

EAGLE ROCK’s CHANGE OF CONTROL PROTECTION AND SEVERANCE PROGRAM

How does the Change of Control Protection and Severance Program protect me?

The Company recently adopted the Eagle Rock Energy G&P, LLC Change of Control Protection and Severance Program (“COC Severance Program”) to provide its employees with protection and/or severance in connection with execution of a sale of the Partnership or one of its businesses and thus a risk to your continued employment with the Company or Regency, as applicable.

As such, the attached COC Severance Program generally provides for the following benefits, subject to satisfaction of certain requirements:

(i)                                     payment of severance;

(ii)                                  payment of accrued benefits, including payment for up to 40 hours of accrued, but unused paid time off;

(iii)                               protection of 2013 short term incentive bonus and 2013 Long Term Cash Plan bonus;

(iv)                              full acceleration of any unvested restricted unit awards;

(v)                                 either continued medical and prescription drug coverage under the health plan options of the Partnership Entities or a COBRA subsidy benefit; and

(vi)                              outplacement services benefit;

for those employees who:

a.                                      are full-time, non-officer employees

b.                                      are notified of eligibility to receive such severance, protection and benefits;

c.                                       satisfy the triggering criteria set forth in the COC Severance Program;

d.                                      except with respect to accrued benefits, have signed a release of claims on or before the requisite deadline; and

e.                                       except with respect to accrued benefits, have not revoked the executed release of claims on or before the requisite deadline.

The foregoing and the following remarks are a summary only, do not purport to be a complete description of the COC Severance Program and are qualified in their entirety by reference to the COC Severance Program. The COC Severance Program attached hereto shall control in all cases. Capitalized terms are as defined in the COC Severance Program.

•                  Participant Eligibility: Subject to certain exceptions as described in the COC Severance Program, full-time, non-officer employees are eligible once notified of eligibility by the Plan Administrator, Lynda C. Irvine, Vice President of Human Resources.

•                  Triggering Events:  A termination of the eligible employee by the Company or Regency or resignation by the eligible employee from the Company or Regency for Good Reason, within the Protection Period — i.e., the first twelve months following consummation of a Change of Control on or prior to July 31, 2014 for employees who continue employment with Regency (the “Transferred Employees”) and the first three months following consummation of a Change of Control on or prior to July 31, 2014 for employees who are not Transferred Employees.  For purposes of the foregoing:

•                  Change of Control is defined more particularly in the COC Severance Program but generally includes:

1)             the acquisition by a person or group that result in ownership of more than 50% of the Partnership;

2)             a merger after which the Partnership’s unitholders hold less than 50% of the successor entity or a sale of all or substantially all of the Partnership’s assets;

3)             a merger (where the Partnership loses control), spin off or similar transaction involving the sale of all or substantially all of the equity interests and/or assets of the upstream business unit; or

4)             a merger (where the Partnership loses control), spin off or similar transaction involving the sale of all or substantially all of the equity interests and/or assets of the midstream business unit.

•                  Good Reason is defined more particularly in the COC Severance Program but generally includes one of the following, to which you do not consent:

1)             a reduction by 10% in your annual base salary or rate of pay; or

2)             a change by more than 50 miles in geographic location where the Employee must perform services.

•                  Severance Payment Amount:  An amount equal to approximately 3 months’ worth of the employee’s base rate of pay.

•                  Protected 2013 Short Term Incentive Plan Bonus (“2013 STIBP Bonus”):  Each eligible employee shall be protected as to payment of such employee’s 2013 STIBP Bonus, and shall receive, if still employed with the Company or Regency on April 1, 2014 or following the date of termination if such employee is terminated other than for Cause or resigns for Good Reason prior to the 2013 STIBP Bonus being paid on or around April 1, 2014, an amount equal to the result of the employee’s bonus target percentage for 2013, multiplied by the employee’s gross base cash wages earned from January 1, 2013 through December 31, 2013, multiplied by a funding percentage of 85% and an individual performance factor as determined by management pursuant to your performance appraisal made under the 2013 Short Term Incentive Plan. In other words, your 2013 STIBP Bonus will be calculated exactly as described under the 2013 Short Term Incentive Plan.

•                  Protected Long Term Cash Plan Bonus (“LTCP Bonus”): Each eligible employee shall be protected as to payment of such employee’s LTCP Bonus granted in 2013 under the Long Term Cash Plan, and shall receive, following the date of termination if such employee is terminated other than for Cause or resigns for Good Reason, acceleration of the vesting of the employee’s LTCP Bonus (or comparable bonus granted by Regency), with the employee being entitled to payment in an amount equal to the remaining unvested amounts attributable to such LTCP Bonus (or comparable bonus granted by Regency) following such acceleration.

•                  Payment of Severance, Protected 2013 STIBP Bonus and Protected LTCP Bonus:  Paid in one lump sum on the 53rd day following the employee’s termination date; however, if the employee is not terminated by Regency prior to April 1, 2014, then as to the Protected 2013 STIBP Bonus and LTCP Bonus, paid on April 1, 2014.

•                  Full Acceleration of Vesting of Any Restricted Unit Awards: An employee will receive full accelerated vesting of any unvested restricted unit awards (or comparable award granted by Regency) held by the employee as of the employee’s termination date with settlement that may be due to the employee as a result of such accelerated vesting being made in accordance with the terms and conditions of the applicable long-term incentive plan and applicable award agreement.

•                  Medical and Prescription Drug Benefits:  The Company may elect to provide continued medical and prescription drug coverage under the current health plan of the Partnership Entities for two months following termination or if the Company does not elect to provide such coverage, the participant may elect continuation of current coverage under COBRA with up to two monthly premium amounts will be paid or reimbursed by the Company to the employee after enrollment in COBRA coverage following termination.

•                  Outplacement Services:  A maximum amount of up to (1) $1,500 for nonexempt field and technical support staff, (2) $2,500 for exempt professionals, and (3) $4,000 for supervisors, managers and directors, upon the employee’s enrollment.

•                  Accrued Benefits:  Earned but unpaid salary or wages, up to 40 hours of accrued (and earned) but unused paid time off, and any eligible but unreimbursed business expenses incurred by you prior to termination will be paid to you by the Company upon any termination from the Company.

•                  Release: Except with respect to accrued benefits, entitlement to benefits is contingent upon having signed a release of claims on or before the requisite deadline and having not revoked the executed release of claims on or before the requisite deadline.

•                  Period of Protective Coverage for a COC Severance Program:  Provides protective coverage under the COC Severance Program for an involuntary termination (other  than for Cause or for Good Reason) twelve months following consummation of a Change of Control on or prior to July 31, 2014 for Transferred Employees and the first three months following consummation of a Change of Control on or prior to July 31, 2014 for employees who are not Transferred Employees and may remain employed by the Company, which is referred to as the Protection Period.

The following generally depicts how a portion of the COC Severance Program protects you following a Change of Control (capitalized terms are as defined in the COC Severance Program), and is not intended to be a complete description and is qualified in its entirety by reference to the

COC Severance Program:

Status of Employment during the Protection Period following a Change of Control	Severance; COBRA, Outplacement(1)	Bonus Protection
1. Upon a Change of Control, you are terminated by the Company during the Protection Period
a. without Cause or resign for Good Reason, in each case without continued employment from Regency or the Company; or	You receive.	You receive.
b. with Cause or resign without Good Reason.	Not applicable.	Not applicable.

2. Upon a Change of Control, you are terminated by the Company but receive continued employment with Regency
a. and turn down such continued employment
i. without Good Reason; or ii. with Good Reason; or	Not applicable. You receive.	Not applicable. You receive.
b. and accept such continued employment		You receive on or around April 1, 2014.
i. and are not terminated or resign during the Protection Period;	Not applicable.

ii. but are terminated by the successor with Cause or resign without Good Reason during the Protection Period; or	Not applicable.	You receive on or around April 1, 2014 only if still employed then.

iii. but are terminated by Regency without Cause or resign from Regency for Good Reason during the Protection Period.	You receive.	You either receive on the earlier to occur of April 1, 2014 or such termination.

Notwithstanding anything to the contrary herein, Regency is not assuming the COC Severance Program but is assuming all obligations under the COC Severance Program with respect to Transferred Employees. After closing, Regency is solely responsible for providing any payments or benefits to Transferred Employees in respect of the COC Severance Program.

(1) “Accrued Benefits” are paid by the Company (not Regency) after separation of employment with the Company.

If I am offered continued employment by Regency at a significantly reduced base salary or I am asked to work at a location 50 miles away from where I currently work, do I have to accept to maintain my eligibility for the COC Severance Program?

If you are offered an opportunity to continue employment with the Company or Regency on terms that represent a Good Reason not to continue employment — (i) at an annual base rate of pay that has been reduced by more than 10%; or (iii) performing work at a location more than 50 miles further away, you are not required to continue employment and if you decide to resign on such Good Reason grounds, you should be eligible to receive the benefits provided under the COC Severance Program.  However, if you actually continue employment and do not resign for Good Reason within the applicable time frame necessary to do so (and thereby consent to the reduction in compensation or change in work location), you will not be eligible to receive the benefits that might otherwise be provided under the COC Severance Program on account of a resignation for such Good Reason.

If I am offered a transition assignment by Regency, how will that affect my severance eligibility?

An offer for a transition assignment is treated no differently than an offer of continuing full employment.  Accepting an offer of employment for a transition assignment does not alter your eligibility under the COC Severance Program.  If the transition assignment ends within the Protection Period, you would be deemed to be terminated without Cause (unless actually terminated for Cause at that time or earlier) and would be eligible for the benefits at that time since the termination would have occurred within the Protection Period.  If you decline a transition offer, you will not be eligible to receive severance benefits unless such rejection of the offer was for a Good Reason.

Can I apply for unemployment benefits if separated from employment?

Yes, you can apply for unemployment benefits.

EAGLE ROCK RESTRICTED COMMON UNITS UNDER THE EAGLE ROCK ENERGY LONG TERM INCENTIVE PLAN

What happens to my outstanding award(s) of Eagle Rock restricted units in the event of a Change of Control?

If you receive an offer of employment from Regency and continue employment with Regency, your unvested restricted unit awards will be converted into comparable equity awards under Regency’s long-term incentive plan and a new award agreement with Regency, with potential adjustments to the vesting provisions, amount of equity, and type of equity granted. If you are terminated by the Company, not offered continued employment by Regency or decline an offer of employment by Regency for Good Reason, or are terminated by Regency without Cause or by you for Good Reason after continuing employment with Regency, you will receive full acceleration of your unvested restricted unit awards (or any comparable awards issued by Regency, if applicable) pursuant to the COC Severance Program, as described above.

EAGLE ROCK ENERGY G&P, LLC LONG TERM CASH PLAN FOR STAFF AND FIELD EMPLOYEES (“LTCP”)

I am a participant in the LTCP.  How will my unpaid bonus award(s) be handled in the event of a Change of Control?

If you receive an offer of employment from Regency and continue employment with Regency, the unvested amounts attributable to your LTCP Bonus granted in 2013 will be converted into compensation from Regency comparable to what you would have received under the Long Term Cash Plan with respect to such LTCP Bonus, with potential adjustments made by Regency. If you are terminated by the Company, Regency does not continue your employment or decline an offer of employment by Regency for Good Reason, or are terminated by Regency without Cause or by you for Good Reason after continuing employment with Regency, you will fully vest in your outstanding award(s) which will become payable as to all unvested amounts.

IMPACT OF A CHANGE OF CONTROL ON BENEFITS UNDER 401(K), HEALTH AND WELFARE, SHORT TERM DISABILITY & LONG TERM DISABILITY PLANS

For Transferred Employees, Regency intends to provide comparable benefits to those benefits offered to similarly situated employees currently employed at Regency.  If you are terminated by the Company, Regency does not continue your employment or you decline an offer of employment for Good Reason, we will provide you with additional information on the potential impact of such Change of Control on your benefits under our 401(k), health and welfare, short term disability and long term disability plans.  Included in this discussion will be answers to questions, as applicable, about the impact to you of a potential wind-down of such plans and treatment of outstanding balances or claims.

The questions and answers found in this handout are provided to you for informational purposes only and we have done our best to provide concise, accurate answers.  They are not intended to, and should not, be construed or interpreted as creating any contractual or other guarantees, rights, or obligations, or as altering the rights of Eagle Rock Energy G&P, LLC and Regency Energy Partners LP to alter, change, amend, disregard, and terminate any existing or future policies, plans, programs, or practices.  Nor should they be construed as altering your current at-will, or other, status, or the nature of the relationship between you and Eagle Rock Energy G&P, LLC and Regency Energy Partners LP; either now or in the future. All descriptions and remarks contained herein are qualified in their entirety by reference to the respective controlling plan documents, agreements and/or other documents.